UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 NE 191st Street, Aventura, Florida 33180

(Address of principal executive offices, including Zip Code)

305-791-1169

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2023, EzFill Holdings, Inc. (the “Company” or “Borrower”) and Next Charging, LLC (“Next”) entered into a promissory note (the “Note”) for the sum of $440,000 (the “Loan”). The Note has an original issue discount (“OID”) equal to $40,000, which is 10% of the aggregate original principal amount of the Loan. The unpaid principal balance of the Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the Note will begin to accrue interest on the entire balance at 18% per annum. The Managing Member of Next is Michael Farkas. Mr. Farkas is also the beneficial owner of approximately 24% of the Company’s issued and outstanding common stock.

The Note’s funds will be disbursed in four payments of $110,000 factoring in the OID. The payments will be disbursed on August 2, 2023, August 10, 2023, August 18, 2023 and August 26, 2023. The Note, along with accrued interest, will be due on October 2, 2023 (the “Maturity Date”). The Maturity Date will automatically be extended for 2 month periods, unless Next sends 10 days written notice, prior to end of any two month period, that it does not wish to extend the note, at which point the end of the then current two month period shall be the Maturity Date. Notwithstanding the forgoing, upon the Company completing a capital raise of at least $3,000,000, then the entire outstanding principal and interest through the Maturity Date will be immediately due.

If the Company defaults on the Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next has the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

The information set forth above is qualified in its entirety by reference to the Note, which is incorporated herein by reference and attached hereto as Exhibit 4.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information contained in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2023, Messrs. Allen Weiss, Luis Reyes, and Mark Lev notified EzFill Holdings, Inc. (the “Company”) that each was resigning as a member of the Board of Directors of the Company, effective as of July 28, 2023. The resignation as a director of each of Mr. Allen Weiss, Mr. Luis Reyes and Mr. Mark Lev does not reflect any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On August 1, 2023, the Board of Directors (the “Board”) appointed Mr. Michael Handelman as the Chief Financial Officer (“CFO”) of the Company. Mr. Handelman’s employment began on August 1, 2023.

Mr. Michael Handelman, age 64, has served as an independent consultant with chief financial officer duties since July 2015. Since July 2015, he has managed the securities reporting, year-end and interim closings, consolidated financial reporting, financial planning and day-to-day accounting operations of companies and their subsidiaries. From February 2011 to June 2015, Mr. Handelman was the CFO of a biopharmaceutical company. Mr. Handelman holds a Bachelor of Science in accounting and holds an inactive certified public accountant license.

Mr. Handelman does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. Handelman and any other person pursuant to which Mr. Handelman was selected to serve as Chief Financial Officer of the Company.

The Company and Mr. Handelman do not have a written agreement. Mr. Handelman will receive a quarterly salary of $5,560. He will not have access to Company benefits. Mr. Handelman is eligible for discretionary bonuses, which will be decided upon by the Board and any relevant committees.

Also on August 1, 2023, the Board appointed Mr. Bennett Kurtz to the Board an independent director. Mr. Kurtz has been the president and chief executive officer of Kurtz Financial Group, a privately held venture capital/investment banking firm, since July 2001. From January 2020 to March 2023, Mr. Kurtz was the CFO of First Phosphate Corp., he now serves as the chief administrative officer. Mr. Kurtz’s term as a member of the Board will continue until its expiration or renewal at the Company’s next annual meeting of shareholders or until his earlier resignation or removal.

In connection with his service on the Board, Mr. Kurtz will receive $130,000 worth of the Company’s common stock annually, which stock compensation will be based on a specific dollar amount translated into a specific number of shares of stock. Stock grant equivalent shares will be granted annually at the Company’s annual meeting date and will fully vest in 12 months or one day before the following yearʼs annual meeting, whichever is sooner. Grants will be based on the closing price of the Company on the effective date of the grant, or the Company’s annual shareholder meeting date. Should a board member leave the Board prior to vesting, that board member will be awarded a grant on a pro rata basis based on the time spent. Compensation for Mr. Kurtz’s services as a board member will begin on August 1, 2023 and for this year will be pro-rated on an annual basis from August 1, 2023. Board compensation may be modified from time to time as determined by the Company’s compensation committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Promissory Note between EzFill Holdings, Inc. and Next Charging, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2023

EZFILL HOLDINGS, INC.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Interim Chief Executive Officer